Company Contact:	Investor Relations Contact:
Mr. Xiqun Yu	Mr. Crocker Coulson
Chairman and CEO	President
China Education Alliance, Inc.	CCG Elite Investor Relations
Tel: +86-451-8233-5794	Tel: +1-646-213-1915 (NY Office)
E-mail: yxq@edu-chn.com	E-mail: crocker.coulson@ccgir.com
www.ccgelite.com

FOR IMMEDIATE RELEASE

China Education Alliance, Inc. Announces Strong First Quarter 2008 Results

Harbin, Heilongjiang Province, China - May 16, 2008 - China Education Alliance, Inc. (OTC Bulletin Board: CEUA.OB) (“China Education Alliance” or “the Company”), a leading distributor of educational resources, offering high-quality programs and training both through online networks and an on-site training center in the People’s Republic of China, today reported strong financial results for the first quarter ended March 31, 2008.

First quarter 2008 Highlights

●	Total revenue increased 31.9% year over year to $4.1 million
●	Gross profit rose to $3.2 million, up 47.5% from $2.2 million in the first quarter of 2007; Gross margin improved to 79.7% from 71.3% for the first quarter of 2007
●	Operating income totaled $1.5 million, up 30.2% from $1.2 million in the first quarter of 2007
●	Other net income was $521,829 due to a value added tax refund, versus other net expense of $98,807 in the first quarter last year
●	Net income grew 90.8% to $1.9 million from $1.0 million in the first quarter of 2007, fully diluted earnings per share was $0.08 versus $0.05 in the first quarter of 2007
●	Launched new Corporate and Investor Relations Website
●	Acquired 70% equity interest of World Exchanges Inc., which offers English training programs, English test preparation courses and overseas study and consulting services

First Quarter 2008 Results

Revenue in the first quarter increased to $4.1 million, up 31.9% from $3.1 million in the prior year, driven by strong growth in both the training center business and online education business.

Online education represented 75.8% of total revenue for the first quarter of 2008 versus 85.1% in the same period in the prior year, while the training center business generated the remaining 24.2% of total revenue for the first quarter of 2008 versus 14.9% in the first quarter last year.

“Our training center business improved significantly in this quarter due to the rapid growth of our vocational education business,” commented Mr. Xiqun Yu, Chairman and CEO of China Education Alliance,Inc., “We experienced strong sales growth in the quarter, but our bottom line grew faster as we gained leverage in our online education business and we benefited from a sizable government tax refund in the quarter.”

Online education revenue was $3.1 million for the first quarter, up 17.5% from $2.6 million in the first quarter of 2007. Training center revenue for the first quarter was $983,632, up 114% from $459,559 in the first quarter of last year. The significant revenue growth in the training center business was due to the addition of several new programs for vocational studies and certification programs, which provided new sources of training center income.

Overall cost of sales decreased 7% to $824,632 in the first quarter of 2008, compared to $886,311 in the same period of 2007. Gross profit increased to $3.2 million in the first quarter, up 47.5% from $2.2 million in the same quarter of 2007. Gross margin for the quarter increased to 79.7% from 71.3% in the same quarter a year ago. The improved gross margin was due to the fact that on-line education costs are somewhat fixed and margins increase with volume and advertising revenue and there were no substantial costs associated with such increases, as well as the higher growth rate of the training center business. The online education gross margin increased to 86.2% in first quarter of 2008 from 74.6% in the same period of 2007. The training center gross margin increased to 59.4% for the three months ended March 31, 2008 from 52.4% in the same period of last year.

Selling expenses increased 59.6% to $1.2 million, compared to $750,438 in the first quarter of 2007, due to increased agency fees associated with increased sales of our debit cards. General and administrative (“G&A”) expenses were $307,362, up from $157,663 in the first quarter of 2007, primarily due to the increase in professional fees and office expenses offset by decreases in salaries and other administrative expenses.

Operating income in the first quarter increased to $1.5 million, from $1.2 million in the same period a year ago. Operating margin was 37.9% in the first quarter of 2008 compared to 38.4% in the prior year.

The Company received a value-added tax refund of $521,829 recognized as other income this quarter. The total net other income was $546,737 this quarter versus $(98,870) in the first quarter of 2007.

Net income for the first quarter was $1.9 million, up 90.8% from $1.0 million in the year earlier period. Fully diluted earnings per share were $0.08 compared to $0.05 in the comparable period for 2007.

Financial Condition

As of March 31, 2008, China Education Alliance, Inc. had $17.7 million in cash and cash equivalents, $16.9 million in working capital, and no long-term debt. Shareholders’ equity was $24.1 million up from $18.6 million at December 31, 2007. The company generated $2.7 million in cash flow from operating activities in the first quarter of 2008.

Recent Developments

In January 2008, the Company signed a series of strategic collaboration agreements with thirty-five domestic education institutions in Beijing that cover subjects including remote education, IT training, vocational qualification education and foreign language.

In January 2008, the Company began operating the National Association of Vocational Education of China’s (NAVEC) Education Examination Center, which has access to the resources of 30,000 famous vocational experts and instructors who are members and it will provide six national standard exam-oriented vocational training courses.

In April 2008, China Education Alliance, Inc. launched a new corporate and investor relations website under the domain name of http://www.chinaeducationalliance.com to enhance the Company’s corporate branding efforts and strengthen communications with investors, customers and business partners.

In April 2008, China Education Alliance, Inc. signed an agreement to issue 400,000 shares of common stock to purchase 70% of the entire issued share capital of World Exchanges Inc. (''World Exchanges''), which provides English training programs, English test preparation courses and overseas study and consulting services through its five existing ''Group Entities''.

World Exchanges will establish a Wholly Foreign Owned Enterprise (“WFOE”) as its English education headquarters to operate World Exchanges College of Language (“WECL”) English Education business. WECL works closely with local universities to promote its on-campus language instruction programs that create a total English language environment in Chinese universities to enhance practical English skills and English examination skills for students. In addition, WECL also provides part-time language training programs, test preparation programs as well as overseas study and consulting services for students.

“In this quarter, we experienced robust growth of our on-site education business due to the fast expansion of our onsite vocational education business and tutoring business,” said Mr. Yu, “We believe the acquisition of World Exchanges will become a significant factor that will drive our vocational education segment to further supplement the online business, which will continue to grow steadily. We plan to establish another ten WECL branches in addition to setting up over 20 vocational training branches in 2008.”

Conference Call

The Company will host a conference call to discuss its first quarter 2008 results at 8:00 a.m. Eastern Time on Friday, May 16, 2008. The management team will be on the call to discuss quarterly results and highlights and to answer questions. The toll-free number for U.S. participants is 800-688-0796. International participants can dial 617-614-4070. Passcode 182 629 76.

The conference call will also be webcast live over the Internet and can be accessed by all interested parties by using the following link: http://phx.corporate-ir.net/playerlink.zhtml?c=178111&s=wm&e=1852386. To listen to the call, please visit this link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, it will be archived using the same link for 90 days.

If you are unable to participate in the call at this time, a replay will be available for fourteen days starting on Friday, May 16 at 10:00 a.m. Eastern Time. To access the replay, dial 888-286-8010, international callers should dial 617-801-6888, and enter the passcode 844 289 23.

About China Education Alliance, Inc.

The Company is an educational resource company offering high-quality educational programs and training through both online networks and an on-site training center. The Company’s products include online test preparation materials, researchers’ materials, study guides, and audio recordings, vocational training services and vocational certifications. The Company conducts educational services through three main channels: a large educational online portal, educational software and media, and education and vocational training centers. The Company is currently selling educational products and services to families, provincial education officials, administrators, schools and teachers in China. The Company’s website is: http://www.chinaeducationalliance.com .

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

--Financial tables below—

China Education Alliance, Inc. and Subsidiaries
Consolidated Balance Sheet

	March 31, 2008	December 31, 2007
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$17,733,949	$11,778,954
Advances to related parties	-	108,536
Prepaid expenses	707,619	1,612,779
Total current assets	18,441,568	13,500,269

Property and equipment, net	6,227,965	6,186,824
Franchise rights	883,201	579,864
Intangible, net	40,965	43,696

	$25,593,699	$20,310,653

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$406,870	$423,109
Deferred revenues	1,123,339	1,245,507
Total current liabilities	1,530,209	1,668,616

Stockholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized, 7,597,645 and 9,397,645 issued and outstanding, respectively, aggregate liquidation preference of $2,717,152 and $3,383,152, respectively)	3,010,144	3,677,944
Common stock ($0.001 par value, 150,000,000 shares authorized, 21,492,631 and 19,409,830, issued and outstanding, respectively)	21,493	19,410
Additional paid-in capital	9,711,386	6,378,110
Statutory reserve
Accumulated other comprehensive income	2,083,512	1,243,541
Retained earnings	9,236,955	7,323,032
Total stockholders' equity	24,063,490	18,642,037

	$25,593,699	$20,310,653

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Operations
For Three Months Ended March 31, 2008 and 2007
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues
Online education revenues	$3,086,785	$2,626,668
Training center revenues	983,632	459,559
Total revenue	4,070,417	3,086,227

Cost of Goods Sold
Online education costs	425,042	667,747
Training center costs	399,590	218,564
Total cost of goods sold	824,632	886,311

Gross Profit
Online education gross profit	2,661,743	1,958,921
Training center gross profit	584,042	240,995
Total gross profit	3,245,785	2,199,916

Operating Expenses
Selling expenses	1,197,335	750,438
Administrative	307,362	157,663
Depreciation and amortization	197,658	106,125
Total operating expenses	1,702,355	1,014,226

Other Income (Expense)
Value-added tax refund	521,829	-
Interest income	24,908	5,627
Interest expense	-	(104,497)
Total other income (expense)	546,737	(98,870)

Net Income Before Provision for Income Tax	2,090,167	1,086,820

Provision for Income Taxes	176,244	83,907

Net Income	$1,913,923	$1,002,913

Basic Earnings Per Share	$0.09	$0.05
Diluted Earnings Per Share	$0.08	$0.05

Basic Weighted Average Shares Outstanding	20,898,901	19,314,333
Diluted Weighted Average Shares Outstanding	24,861,752	19,356,361

The Components of Other Comprehensive Income
Net income	$1,913,923	$1,002,913
Foreign currency translation adjustment	839,971	258,766

Comprehensive Income	$2,753,894	$1,261,679

China Education Alliance, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net Income	$1,913,923	$1,002,913
Adjustments to reconcile net cash provided by operating activities
Depreciation and amortization	304,081	153,120
Amortization of loan discount - warrants attached to loans	-	81,563
Warrants issued for services	-	7,876
Stock issued for services	-	15,900
Net change in assets and liabilities
Other receivables	-	54,206
Prepaid expenses and other	508,985	429,227
Advances from related parties	108,536	(952)
Accounts payable and accrued liabilities	(16,239)	76,578
Deferred revenue	(122,168)	(104,767)
Net cash provided by operating activities	2,697,118	1,715,664

Cash flows from investing activities
Purchases of fixed assets	(249,653)	(25,986)

Cash flows from financing activities
Warrants exercised	2,667,559	-

Effect of exchange rate	839,971	90,200

Net increase in cash	5,954,995	1,779,878

Cash and cash equivalents at beginning of year	11,778,954	1,838,339

Cash and cash equivalents at end of year	$17,733,949	$3,618,217

Supplemental disclosure of cash flow information
Interest paid	$-	$25,010
Taxes paid	$94,737	$-
Value of warrants issued for services	$-	$7,876

Non-cash investing and financing activities
Conversion of preferred stock to common	$667,800	$-

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